Exhibit 99.1

On September 25, 2023, Cano Health, LLC (“Cano Health”), a wholly-owned subsidiary of Cano Health, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) with Primary Care Holdings II, LLC, a wholly owned subsidiary of Humana Inc. (“CenterWell”), Cano Health Texas, PLLC and Cano Health Nevada, PLLC (together with Cano Health, the “Sellers” and each, a “Seller”), and, for the limited purposes provided therein, the Company. Pursuant to the terms of the Agreement, CenterWell acquired from the Sellers substantially all of the assets associated with the operation of Cano Health’s senior-focused primary care centers in Texas and Nevada (such centers, the “Centers,” and such transaction, the “Transaction”). The Transaction is considered a significant disposition for purposes of Item 2.01 of Form 8-K.

The unaudited pro forma condensed combined financial statements present financial information to give effect to the sale of the Centers. The unaudited pro forma condensed combined balance sheet as of June 30, 2023, presents the consolidated financial position of the Company, assuming the sale occurred on that date, with an adjustment made to allocate goodwill to the net assets of the Centers based on the purchase price received in the Transaction in relation to the Company’s current estimate of enterprise value. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 present the combined results of continuing operations, assuming the sale occurred on January 1, 2022. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 present the combined results of continuing operations, assuming the sale occurred on January 1, 2022.

The unaudited pro forma condensed combined financial information is subject to the assumptions and adjustments described in the accompanying notes. The assumptions and adjustments are based on information presently available. Actual adjustments may differ materially from the information presented. The unaudited pro forma condensed combined financial information and accompanying notes should be read in connection with the historical financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2022, and its Quarterly Report on Form 10-Q for the period ended June 30, 2023.

The unaudited pro forma condensed combined financial information presented is for informational purposes only. It is not intended to represent or be indicative of the consolidated results of operations or financial condition that would have occurred had the sale been completed as of the dates presented, nor is it intended to purport to project future results of operations or financial condition.

UNAUDITED PRO FORMA

CONDENSED COMBINED STATEMENT OF OPERATIONS

for the Six Months Ended June 30, 2023

	Cano Health, Inc. (Historical)	Texas and Nevada Pro forma Adjustments [a]	Other Pro forma Adjustments	Notes	Pro Forma Combined
Revenue
Capitated revenue	$1,584,397	$(37,487)	$—		$1,546,910
Fee-for-service and other revenue	49,258	(3,702)	—		45,556

Total revenue	1,633,655	(41,189)	—		1,592,466
Operating expenses:
Third-party medical costs	1,477,960	(31,811)	—		1,446,149
Direct patient expense	125,184	(9,687)	—		115,497
Selling, general and administrative expenses	195,890	(13,622)	—		182,268
Depreciation and amortization expense	54,473	(2,986)	—		51,487
Transaction costs and other	19,211	(704)	—		18,507
Change in fair value of contingent consideration	(15,900)	—	—		(15,900)
Credit loss on other assets	62,000	—	—	[c]	62,000

Total operating expenses	1,918,818	(58,810)	—		1,860,008

Income / (Loss) from operations	(285,163)	17,621	—		(267,542)

Interest expense	(50,224)	80	—		(50,144)
Interest income	99	—	—		99
Change in fair value of warrant liabilities	331	—	—		331
Other income (expense)	1,755	(133)	—		1,622

Total other income / (expense)	(48,039)	(53)	—		(48,092)

Net income / (loss) before income tax expense	(333,202)	17,568	—		(315,634)
Income tax expense / (benefit)	(1,872)	(145)	—		(2,017)

Net income / (loss)	(331,330)	17,713	—		(313,617)
Net loss attributable to non-controlling interests	(162,427)	—	8,683	[b]	(153,744)

Net loss attributable to Class A common stockholders	$(168,903)	$17,713	$(8,683)		$(159,873)

Net income (loss) per share attributable to Class A common stockholders, basic	$(0.66)	$0.07	$(0.03)		$(0.62)

Net income (loss) per share attributable to Class A common stockholders, diluted	$(0.66)	$0.07	$(0.03)		$(0.62)

Weighted-average shares outstanding:
Basic	257,317,766				257,317,766

Diluted	257,317,766				257,317,766

Notes to Pro Forma Adjustments

[a]	These adjustments remove the historical income statement amounts associated with the sale of the assets associated with the operation of Cano Health’s primary care centers located in Texas and Nevada.
[b]	This adjustment represents the impact of the transaction on our Net loss attributable to non-controlling interests for the six months ended June 30, 2023.
[c]	This amount relates to an allowance for credit losses related to a third party receivable.

UNAUDITED PRO FORMA

CONDENSED COMBINED STATEMENT OF OPERATIONS

for the Year Ended December 31, 2022

	Cano Health, Inc. (Historical)	Texas and Nevada Pro forma Adjustments [a]	Other Pro forma Adjustments	Notes	Pro Forma Combined
Revenue
Capitated revenue	$2,606,916	$(53,580)	$—		$2,553,336
Fee-for-service and other revenue	132,000	(9,415)	—		122,585

Total revenue	2,738,916	(62,995)			2,675,921
Operating expenses:
Third-party medical costs	2,062,356	(36,664)	—		2,025,692
Direct patient expense	254,867	(22,408)	—		232,459
Selling, general and administrative expenses	422,443	(38,749)	—		383,694
Depreciation and amortization expense	90,640	(3,951)	—		86,689
Transaction costs and other	27,435	(1,959)	—		25,476
Change in fair value of contingent consideration	(5,025)	—	—		(5,025)
Goodwill impairment loss	323,000	—	—	[c]	323,000

Total operating expenses	3,175,716	(103,731)	—		3,071,985

Income / (Loss) from operations	(436,800)	40,736	—		(396,064)

Interest expense	(62,495)	24	—		(62,471)
Interest income	14	—	—		14
Loss on extinguishment of debt	(1,428)	—	—		(1,428)
Change in fair value of warrant liabilities	72,771	—	—		72,771
Other income (expense)	1,706	(179)			1,527

Total other income / (expense)	10,568	(155)	—		10,413

Net income / (loss) before income tax expense	(426,232)	40,581	—		(385,651)
Income tax benefit / (expense)	2,157	—	—		2,157

Net income / (loss)	(428,389)	40,581	—		(387,808)
Net loss attributable to non-controlling interests	(221,117)	—	20,946	[b]	(200,171)

Net loss attributable to Class A common stockholders	$(207,272)	$40,581	$(20,946)		$(187,637)

Net income (loss) per share attributable to Class A common stockholders, basic	$(0.95)	$0.19	$(0.10)		$(0.86)

Net income (loss) per share attributable to Class A common stockholders, diluted	$(0.95)	$0.19	$(0.10)		$(0.86)

Weighted-average shares outstanding:
Basic	219,166,852				219,166,852

Diluted	219,166,852				219,166,852

Notes to Pro Forma Adjustments

[a]	These adjustments remove the historical income statement amounts associated with the sale of the assets associated with the operation of Cano Health’s primary care centers located in Texas and Nevada.
[b]	This adjustment represents the impact of the transaction on our Net loss attributable to non-controlling interests for the year ended December 31, 2022.
[c]	The amount relates to a goodwill impairment charge for the year ended December 31, 2022.

UNAUDITED PRO FORMA

CONDENSED COMBINED BALANCE SHEET

as of June 30, 2023

	Cano Health, Inc. (Historical)	Texas and Nevada [a]	Other Pro forma Adjustments	Notes	Pro Forma Combined
Assets
Current assets:
Cash, cash equivalents and restricted cash	$27,721	$—	$33,542	[b]	$61,263
Accounts receivable, net of unpaid service provider costs	107,164	—	—		107,164
Prepaid expenses and other current assets	31,450	(1,152)	1,850	[c]	32,148

Total current assets	166,335	(1,152)	35,392		200,575
Property and equipment, net	129,330	(36,331)	—		92,999
Operating lease right-of-use assets	174,581	(18,755)	—		155,826
Goodwill	480,044	(31,227)	—		448,817
Payor relationships, net	551,913	—	—		551,913
Other intangibles, net	199,761	—	—		199,761
Other assets	5,358	(465)	—		4,893

Total assets	1,707,322	(87,930)	35,392		1,654,784

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	124,821	(1,064)	—		123,757
Current portion of notes payable	109,667	—	—		109,667
Current portion of finance lease liabilities	2,972	—	—		2,972
Current portion due to sellers	46,506	(10)	—		46,496
Current portion of operating lease liabilities	24,958	(2,007)	—		22,951
Other current liabilities	28,010	(4,640)	(2,206)	[d]	21,164

Total current liabilities	336,934	(7,720)	(2,206)		327,008
Notes payable, net of current portion and debt issuance costs	922,232	—	—		922,232
Long term portion of operating lease liabilities	163,972	(18,312)	—		145,660
Warrant liabilities	7,042	—	—		7,042
Long term portion of finance lease liabilities	7,770	—	—		7,770
Due to sellers, net of current portion	1,050	—	—		1,050
Long term portion of contingent consideration	1,400	—	—		1,400
Other liabilities	31,149	(931)	(29,141)	[d]	1,077

Total liabilities	1,471,549	(26,963)	(31,347)		1,413,239
Shares of Class A common stock	28	—	—		28
Shares of Class B common stock	25	—	—		25
APIC	601,589	—	—		601,589
Accumulated deficit	(454,935)	(60,966)	66,739	[e]	(455,797)
			(6,634)	[f]

Total Stockholders’ Equity before non-controlling interests	146,707	(60,966)	60,105		145,845
Non-controlling	89,066	—	6,634	[f]	95,700

Total Stockholders’ Equity	235,773	(60,966)	66,739		241,545

Total Liabilities and Stockholders’ Equity	1,707,322	(87,930)	35,392		1,654,784

Notes to Pro Forma Adjustments

[a]

These adjustments remove (i) the historical balance sheet amounts associated with Cano Health’s primary care centers located in Texas and Nevada and (ii) goodwill of $31.2 million that has been allocated to the net assets using an estimated relative fair value of those Texas and Nevada businesses in accordance with ASC 350.

[b]	This adjustment reflects the cash received upon closing of the Transaction.
[c]	This adjustment reflects a holdback amount retained by the buyer to satisfy indemnification obligations and is to be paid to the Company six months after closing
[d]	These adjustments relate to liabilities released by the Buyer as part of the Transaction.
[e]

This adjustment represents the total Transaction value. The total Transaction value of approximately $66.7 million less approximately $62.2 million of estimated net assets sold represents the estimated gain to the Company.

[f]	This adjustment reflects the rebalancing of the non-controlling interest for the removal of the Transaction.